Exhibit 10.1

RETENTION AGREEMENT

This Retention Agreement (“Agreement”) is made between Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), and Samuel Barone, M.D. (the “Executive”). The Company together with the Executive shall be referred to as the “Parties”. Terms with initial capitalization not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Parties entered into an Employment Agreement dated March 24, 2021 (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, the Company and the Executive each retained the right to terminate the Executive’s employment by the Company without any breach of the Employment Agreement under the circumstances set forth in Section 3 of the Employment Agreement;

WHEREAS, the Company desires to continue the Executive’s at-will employment during a retention period and to incent the Executive to remain employed with and committed to the Company during such retention period;

WHEREAS, if the Executive enters into, does not revoke and complies with this Agreement, the Executive will be eligible to receive the compensation and benefits and an extended exercise period as described in this Agreement, subject to the terms and conditions of this Agreement;

WHEREAS, the payments and benefits set forth in this Agreement are the exclusive payments and benefits to the Executive in connection with the ending of the Executive’s employment. By entering into this Agreement, the Executive acknowledges and agrees that he is not entitled to any other severance pay, benefits or equity rights including without limitation pursuant to the Employment Agreement or any severance plan, or program or arrangement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Retention Period.

(a)
The Executive’s employment with the Company shall continue to be “at will”, meaning that the Executive’s employment may be terminated by the Company or the Executive at any time and for any reason subject to the terms of this Agreement. The actual last day of the Executive’s at-will employment with the Company is referred to herein as the “Date of Termination,” and the time period between the Effective Date (as defined below) of this Agreement and the Date of Termination is the “Retention Period.”

(b)
During the Retention Period, the Executive will continue to serve as the Chief Medical Officer of the Company, reporting to the Chief Executive Officer of the Company (the “CEO”), and shall have such powers and duties as may from time to time be prescribed by the CEO and/or the Board of Directors of the Company (the “Board”). Notwithstanding the foregoing, if a new Chief Medical Officer commences employment during the Retention Period, then the Executive shall be deemed to have resigned from such position and shall become a Senior Advisor for the remainder of the Retention Period. The Executive’s duties may change during the Retention Period, and the Executive acknowledges and agrees that such changes shall not constitute a Good Reason condition and that Good Reason shall not apply during the Retention Period.

(c)
The Executive shall devote his full working time and efforts to the business and affairs of the Company during the Retention Period, unless otherwise requested by the CEO. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board or a committee of the Board, or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not interfere with the Executive’s performance of his duties to the Company. The Executive may continue to serve on the Board of Directors for Halodine, LLC a commercial-stage pharmaceutical company focused on resistance-free antiviral, antifungal and antibacterial topical drugs. Effective January 1, 2022, the Executive may provide up to 4 days per month of ophthalmologic patient care activities, provided that such days are approved in advance by the CEO and that the provision of such patient care activities does not conflict with the Executive’s employment with the Company. If the Executive commences other employment during the Retention Period, the Executive must immediately inform the Company and his employment with the Company will end. The Executive will work primarily remotely, provided that the Executive may be required to travel for business, including to the Company’s Massachusetts office (the “Corporate Office”), consistent with the Company’s business needs. The Executive shall work cooperatively and professionally with his colleagues during the Retention Period, including, without limitation, with respect to transitioning certain of his duties as requested by the Chief Executive Officer.

(d)
During the Retention Period, the Executive will (i) be paid his Base Salary, (ii) remain eligible to participate in the Company’s group employee benefit plans, subject to the terms and conditions of those plans; (iii) remain eligible to receive his Target Bonus for 2021 as determined by the Board or the Compensation Committee from time to time (provided, however, that if the Date of Termination occurs prior to December 31, 2021, Executive’s Target Bonus for 2021 shall be calculated and paid in accordance with Section 1(f)(ii) below); and (iv) continue to vest in his outstanding equity awards through the Date of Termination consistent with the Company’s applicable equity incentive plan(s) and the applicable award agreement(s) (collectively, the “Equity Documents”).

(e)
In addition, the Executive will be eligible to receive two milestone payments of $50,000 each, less applicable deductions and withholdings (the “Milestone Payments”), if the applicable milestones are achieved, as determined by the CEO in his sole discretion; provided, that the CEO shall act in good faith and shall not intentionally delay making such determination in order to preclude payment of any Milestone Payment. In order to receive either of the Milestone Payments, Executive must be employed by the Company on the respective dates upon which the CEO determines that the applicable milestone has been achieved. The applicable Milestone Payment will be paid within thirty (30) days following the date that the CEO determines that the applicable milestone has been achieved. The milestones are as follows:

(i) The first milestone shall be such time when the Company and the U.S. Food and Drug Administration concur on the Company’s Phase 3 study (the “Phase 3 Study”) design; and

(ii) The second milestone shall be such time when the first patient is successfully enrolled in the Phase 3 Study.

(f)
The Company shall pay the Executive a lump sum amount equal to the sum of (i) nine (9) months of the Executive’s Base Salary and (ii) a pro rata portion of the Target Bonus earned by the Executive for the calendar year in which the Date of Termination occurs, measured from the first day of such calendar year through the Date of Termination (or, if the Date of Termination occurs on or after December 31, 2022, the full Target Bonus) (the “Retention Bonus”), which Retention Bonus shall be paid in calendar year 2022 on such date as determined by the Company; provided, that it shall be no earlier than January 1, 2022 and no later than December 31, 2022; provided, further, however, if the Company terminates the Executive’s employment for Cause during the Retention Period or if the Executive fails to satisfy the Conditions (as defined below), he shall not be entitled to receive or retain, as applicable, Retention Bonus. For the avoidance of doubt, in the event that the Company terminates Executive’s employment without Cause as defined in Section 3(d) of the Employment Agreement, the Company shall pay Executive the Retention Bonus in calendar year 2022 on such date as determined by the Company; provided, that it shall be no earlier than January 1, 2022 and no later than December 31, 2022; and provided, further, that the Executive has satisfied the Conditions.

(g)
During the Retention Period, and notwithstanding anything to the contrary in this Agreement, Section 6 of the Employment Agreement (the “Change in Control Payment”) shall apply in lieu of, and expressly supersede, Sections 1(f) and 3 of this Agreement regarding the Retention Bonus under Sections 1(f) and Severance Benefits (as defined below) upon the Executive’s termination of employment if such termination of employment occurs within the Change in Control Period; provided, however, that if the Company terminates the Executive’s employment for Cause or if the Executive fails to satisfy the Conditions, he shall not be entitled to any of the benefits under Section 6 of the Employment Agreement or under Sections 1(f) and 3 of this Agreement. This Section 1(g) shall terminate and be of no further force or effect beginning after the Change in Control Period has ended.

(h)
During and after the Retention Period, unless provided to the contrary herein, the Executive will continue to be bound by the restrictive covenants and his continuing obligations to the Company set forth in Sections 8 through 18 of the Employment Agreement (the “Preserved Provisions”).

9.
Ending of Employment.

(a)
The Executive’s employment with the Company will end on the Date of Termination. If the Executive satisfies the Conditions (as defined below), the Executive will be eligible to receive the Severance Benefits set forth in Section 3 below following the Date of Termination.

For the avoidance of doubt, if the Company terminates the Executive’s employment for Cause during the Retention Period or if the Executive fails to satisfy any of the Conditions, then his employment will end immediately, he will cease vesting as of the Date of Termination, he shall be entitled to the Accrued Obligations (as set forth in Section 2(b) below), and he shall have no further rights to any compensation or benefits from the Company or any of its affiliates.

(b)
Regardless of the Date of Termination, the Executive will cease vesting in his equity awards on the Date of Termination consistent with the terms of the Equity Documents, and the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) any Base Salary and accrued but unused vacation earned through the Date of Termination, unpaid expense reimbursements (subject to, and in accordance with, Section 2(e) of the Employment Agreement) on or before the time required by law but in no event more than 30 days after the Executive’s Date of Termination; and (ii) any vested benefits the Executive may have under any employee benefit plan of the Company through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Benefit”). The Executive will also be provided with information regarding the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), under separate cover.

(c)
For the avoidance of doubt, if the Executive satisfies the Conditions, then the Executive will not be required to repay any portion of the Sign-On Bonus pursuant to Section 2(d) of the Employment Agreement. If the Executive’s employment is terminated for Cause or Executive resigns without providing at least thirty (30) days’ prior written notice of his intended resignation date during the Retention Period, then he will be required to repay the Sign-On Bonus in accordance with Section 2(d) of the Employment Agreement.

(d)
To the extent applicable, the Executive shall be deemed to have resigned from all officer and board member positions that he holds with the Company or any of its respective subsidiaries or affiliates upon the Date of Termination (or sooner, if requested by the Board), and the Executive agrees to execute any documents reasonably requested by the Company in order to effectuate such resignations. As of the Date of Termination, the Executive shall have no further employment or service relationship with the Company or any of its subsidiaries or affiliates.

5.
Severance Benefits. If the Executive (i) enters into, does not revoke and complies with this Agreement, (ii) is not terminated by the Company for Cause and does not resign without providing at least thirty (30) days’ prior written notice of his intended resignation date, (iii) provides services and works cooperatively and professionally with the Company during the Retention Period and (iv) enters into the certificate updating the release of claims set forth in Section 5 of this Agreement attached hereto as Exhibit A (the “Certificate”) on or after the Date of Termination within the time period set forth therein (collectively, the “Conditions”), then the Company shall provide the Executive with the following “Severance Benefits”:

(a)
subject to the Executive’s proper election to receive benefits under COBRA, the Company shall pay to the group health plan provider or the COBRA provider a monthly payment equal to all amounts necessary to provide health insurance to the Executive if the Executive had remained employed by the Company until the earliest of (A) the nine (9) month anniversary of the

Date of Termination; (B) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s continuation rights under COBRA; provided, however, if the Company determines that it cannot pay such amounts without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then the Company will convert such payments to payroll payments directly to the Executive for the time period specified above. Such payments shall be subject to tax- related deductions and withholdings and paid on the Company’s regular payroll dates. For the avoidance of doubt, the taxable payments described above may be used for any purpose, including, but not limited to, continuation coverage under COBRA.

6.
Accelerated Vesting; Extended Exercise Period. Subject to the approval of the Board and provided that Executive satisfies the Conditions, the Company shall extend the exercise period with respect to the Executive’s vested stock options until the earlier of (i) the original 10-year expiration date for such vested stock options as provided in the applicable Equity Documents, or (ii) 180 days after the Date of Termination (the “Extended Exercise Period”). Furthermore, subject to the approval of the Board, in the event that the Company terminates Executive’s employment without Cause prior to April 12, 2022 and provided that Executive satisfies the Conditions, twenty-five percent (25%) of Executive’s option shares granted under the Stock Option Agreement under the Gemini Therapeutics, Inc. 2021 Inducement Plan, by and between the Company and the Executive, dated April 12, 2021, shall become fully vested on the Date of Termination and such vested options shall be subject to the Extended Exercise Period. The Executive should consult his tax advisor regarding the tax treatment of any stock option subject to the Extended Exercise Period.

7.
General Release. In consideration for, among other terms, the opportunity to continue the Executive’s at-will employment during the Retention Period and to receive compensation, benefits and continued vesting during such time, and for the Milestone Payments, the Retention Bonus, Severance Benefits and Accelerated Vesting, if applicable, and the Extended Exercise Period, to which the Executive acknowledges he would not otherwise be entitled, the Executive irrevocably and unconditionally releases and forever discharges the Company, all of its subsidiaries and affiliated and related entities, its and their respective predecessors, successors and assigns, employee benefit plans and the fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants, fiduciaries and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown, that, as of the date when the Executive signs this Agreement, he has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees (“Claims”). This release includes, without limitation, the complete waiver and release of all Claims: arising in connection with or under the Employment Agreement or any other agreement between the Executive and any of the Releasees; of breach of express or implied contract; of wrongful termination of employment, whether in contract or tort; of intentional, reckless or negligent infliction of emotional distress; of breach of any express or implied covenant of employment, including the covenant of good faith and fair dealing; of interference with contractual or advantageous relations, whether prospective or existing; of deceit or misrepresentation; of discrimination or retaliation under federal, state or local law, including, without limitation, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended, the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, the

Massachusetts Fair Employment Practices Act or the Maryland Fair Employment Practices Act; under any federal, state, local or foreign statute, rule, ordinance or regulation; of promissory estoppel or detrimental reliance; of violation of public policy; for wages, bonuses, incentive compensation, vacation pay or any other compensation or benefits, whether under the Massachusetts Wage Act, or otherwise; for fraud, slander, libel, defamation, disparagement, personal injury, negligence, compensatory or punitive damages, or any other Claim for damages or injury of any kind whatsoever; and for monetary recovery, injunctive relief, attorneys’ fees, experts’ fees, medical fees or expenses, costs and disbursements. The Executive understands that this general release of Claims includes, without limitation, any and all Claims related to the Executive’s employment by the Company (including without limitation, any Claims against the Company in respect of any stock-based awards of any kind) and the termination of his employment, and all Claims as a Company stockholder or option holder arising up to and through the date that the Executive signs this Agreement. The Executive understands that this general release does not extend to any rights or claims that may arise out of acts or events that occur after the date on which the Executive signs this Agreement, or to Claims that cannot be released as a matter of law. The Executive represents that he has not assigned to any third party and has not filed with any agency or court any Claim released by this Agreement. This release does not affect the Executive’s rights or obligations under this Agreement, nor shall it affect the Executive’s rights, if any, to indemnification by the Company pursuant to the Company’s organizational documents or, if applicable, any written indemnification agreement between the Company and the Executive, or coverage, if any, under applicable directors’ and officers’ insurance policies.

8.
Return of Property. Upon the earlier of the Date of Termination or a request by the Company, the Executive is required to immediately return all Company property, including, without limitation, his Company laptop, computer equipment, software, keys and access cards, credit cards, files and any documents (including computerized data and any copies made of any computerized data or software) containing information concerning the Company, its business or its business relationships (“Company Property”). After returning all Company Property, the Executive commits to deleting and finally purging any duplicates of files or documents that may contain Company or customer information from any non-Company computer or other device that remains the Executive’s property after the Date of Termination. The obligations contained in this Section 6 are supplemental to, and not in lieu of, any return of property obligations the Executive has pursuant to Section 8(f) of the Employment Agreement.

9.
Noncompetition and Nonsolicitation. The Executive acknowledges and agrees that the nonsolicitation obligations set forth in Section 8(h) of the Employment Agreement remain in full force and effect in accordance with their terms. This Section 7 adds a post-employment noncompetition obligation in connection with the Executive’s separation from employment in order to protect the Company’s Proprietary Information and goodwill. Accordingly, during the Executive’s employment and during the Restricted Period, the Executive shall not, directly or indirectly, whether as owner, partner, shareholder, director, manager, consultant, agent, employee, co-venturer or otherwise, anywhere in the world, engage or otherwise participate in any business that is, in whole or in part, engaged, or preparing to engage, in the Business (as defined below). The Executive acknowledges that this covenant is necessary because the Company’s legitimate business interests cannot be adequately protected solely by the other covenants in this Agreement. “Business” shall mean, the research, manufacturing, development or marketing of a Geographic

Atrophy therapeutic or any complement therapeutic and the performance of any services related to the foregoing as previously or currently conducted by the Company or as planned to be conducted in the future by the Company as publicly disclosed by the Company or as disclosed to Executive during his employment with the Company.

10.
Communications. The Executive agrees that he will not communicate about his transition and/or departure with anyone until after the Company has made a formal written announcement about the Executive’s transition and/or departure through an email communication (the “Company Announcement”); provided that the Executive may communicate with his tax advisors, attorneys, and spouse about his transition and/or departure before the Company Announcement, provided further that the Executive first advises such persons not to reveal information about the Executive’s departure and each such person agrees. Once the Company has made the Company Announcement, the Executive agrees to limit any communications regarding his transition and/or departure to statements consistent with the Company Announcement.

11.
Non-Disparagement. Subject to Section 13 of this Agreement, the Executive agrees not to take any action or make any statements (whether written, oral, through social or electronic media or otherwise) that are disparaging about or adverse to the business interests of the Company or any of the Releasees. The Executive further agrees not to take any actions or conduct himself in any way that would reasonably be expected to affect adversely the reputation or goodwill of the Company or any of the Releasees. The Company shall instruct its senior officers and members of the Board of Directors not to engage in any conduct which is intended to harm professionally or personally Executive’s reputation. Notwithstanding anything in this Section 9 or elsewhere in this Agreement, both Executive and the Company shall respond truthfully to any valid subpoena or government inquiry.

12.
Ongoing Obligations; Injunctive Relief. The Executive acknowledges that the opportunity to continue his at-will employment during the Retention Period and receive the associated compensation, benefits and equity vesting, as well as to receive or retain the Milestone Payments, the Retention Bonus, the Severance Benefits, the Accelerated Vesting, if applicable, and the Extended Exercise Period, is conditioned on his full compliance with Sections 6 through 9 of this Agreement and the Preserved Provisions, which are incorporated by reference herein (collectively, the “Ongoing Obligations”). In the event that (i) the Executive fails to comply with any of the Ongoing Obligations, or (ii) the Board learns new information after the Date of Termination and determines that the Executive’s employment could have been terminated for Cause under the Employment Agreement, then in addition to any other legal or equitable remedies it may have for such breach, the Company shall have the right to immediately terminate the Executive’s employment for Cause if he remains employed, and to terminate any Retention Bonus or Severance Benefits. Such actions in the event of a breach by the Executive shall not affect the general release in Section 5 of this Agreement or the Executive’s obligation to comply with the Ongoing Obligations. Further, the Executive agrees that any breach of the Ongoing Obligations is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond. If the Executive violates the Ongoing Obligations, in addition to all other remedies available to the Company at law, in equity and under contract, the Executive agrees that the Executive is obligated to pay all the Company’s costs of enforcement of this Agreement, including reasonable attorneys’ fees and expenses in the event that the Company is a prevailing party as determined by a court in connection with any enforcement action.

13.
Advice of Counsel. This Agreement is a legally binding document and the Executive’s signature will commit the Executive to its terms. The Company advises the Executive to consult with an attorney prior to signing this Agreement. The Executive acknowledges that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement. In signing this Agreement, the Executive is not relying upon any promises or representations made by anyone at or on behalf of the Company.

14.
Attorneys’ Fees. The Company shall reimburse the Executive for up to $5,000 in his reasonable attorneys’ fees with respect to having legal counsel review this Agreement, subject to the Company’s expense reimbursement policies and procedures.

15.
Protected Disclosures. Nothing in this Agreement or otherwise limits the Executive’s (i) obligation to testify truthfully in any legal proceeding; (ii) right to file a charge or complaint with any federal agency or any state or local governmental agency or commission (together, a “Government Agency”); or (iii) ability to communicate with, provide documents and information to, or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency or to make any disclosures mandated by state or federal law. If the Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on the Executive’s behalf, or if any other third party pursues any claim on the Executive’s behalf, the Executive waives any right to monetary or other individualized relief (either individually or as part of any collective or class action); provided that nothing in this Agreement limits any right the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

16.
Time for Consideration; Effective Date. The Executive acknowledges that he has been given the opportunity to consider this Agreement for 21 days before executing it (the “Consideration Period”). To accept this Agreement, the Executive must return a signed, unmodified original or PDF copy of this Agreement so that it is received by the undersigned at or before the expiration of the Consideration Period. If the Executive signs this Agreement before the end of the Consideration Period, the Executive acknowledges that such decision was entirely voluntary and that the Executive had the opportunity to consider this Agreement for the entire Consideration Period. For the period of seven (7) business days from the date when the Executive signs this Agreement, the Executive has the right to revoke this Agreement by written notice to the undersigned, provided that such notice is delivered so that it is received at or before the expiration of the seven (7)-business day revocation period. This Agreement shall not become effective or enforceable during the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period (the “Effective Date”). Notwithstanding the foregoing, the Company may withdraw the offer of this Agreement or may void this Agreement before the Effective Date if the Executive breaches any provision contained in this Agreement (including any provision of the Preserved Provisions).

17.
Enforceability. If any portion or provision of this Agreement (including, without limitation,

any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

18.
Entire Agreement. This Agreement, together with the Preserved Provisions, constitutes the entire agreement between the Executive and the Company concerning the Executive’s employment with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the Executive’s employment with the Company including, without limitation, the Employment Agreement (except for the Change in Control Payment as provided in Section 1(g) of this Agreement, the Preserved Provisions, the definition of Cause in Section 3(c), the definition of “without Cause” in Section 3(d), and Sections 19 through 30 thereof, which are preserved), provided that the Equity Documents shall continue to be in full force and effect in accordance with their terms, subject to the terms of this Agreement.

19.
Waiver; Amendment. No waiver of any provision of this Agreement, including the Ongoing Obligations, shall be effective unless made in writing and signed by the waiving party. The failure of the Company to require the performance of any term or obligation of this Agreement or the Ongoing Obligations, or the waiver by the Company of any breach of this Agreement or the Ongoing Obligations shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may not be modified or amended except in a writing signed by both the Executive and a duly authorized representative of the Company.

20.
Taxes. The Company shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith determines that it is required to make such deductions, withholdings and tax reports. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or withholding from any payment or benefit.

21.
Section 409A. Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. To the extent that any payment or benefit described in this

Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-l(h). The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

22.
Acknowledgment of Wage and Other Payments. The Executive acknowledges and represents that, except as expressly provided in this Agreement, the Executive has been paid all wages, bonuses, compensation, benefits and other amounts that any of the Releasees has ever owed to the Executive. The Executive is not entitled to any other compensation or benefits from the Company related to his employment following the Date of Termination except as specifically set forth in this Agreement.

23.
Choice of Law and Jurisdiction; Waiver of Jury Trial. This Agreement will be deemed to be made and entered into in the Commonwealth of Massachusetts, and will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. The Executive hereby consents to personal jurisdiction of the state and federal courts situated within Massachusetts for purposes of enforcing this Agreement, and waives any objection that the Executive might have to personal jurisdiction or venue in those courts, provided, however, the Company and Executive agree that all civil actions relating to Section 7 of this Agreement shall be brought in the county of Suffolk and that the superior court or the business litigation session of the superior court shall have exclusive jurisdiction. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, INCLUDING WITHOUT LIMITATION ANY CLAIMS OF DISCRIMINATION ARISING UNDER STATE OR FEDERAL LAW, WILL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE COMPANY AND THE EXECUTIVE WAIVES ANY RIGHT TO A JURY TRIAL THEREOF.

24.
Interpretation. In the event of any dispute, this Agreement is intended by the Parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either Party or the “drafter” of all or any portion of this Agreement.

25.
Assignment. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement (including the Preserved Provisions) without the Executive’s consent to its affiliates, successors and assigns.

26.
Successor to the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive’s death after his termination of employment but prior to the completion by the Company of all payments due to him under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation).

27.
Successor to the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place.

28.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Agreement on the date(s) indicated below.

GEMINI THERAPEUTICS, INC.

By: /s/ Jason Meyenburg

Jason Meyenburg

Its: President and Chief Executive Officer

Date:_October 4, 2021_____________________

EXECUTIVE

/s/ Sam Barone

Samuel Barone, M.D.

Date:_October 4, 2021____________________

EXHIBIT A

CERTIFICATE UPDATING RELEASE OF CLAIMS

I, Samuel Barone, M.D., hereby acknowledge and certify that I entered into a Retention Agreement with Gemini Therapeutics, Inc. (the “Company”), dated October 4, 2021 (the “Agreement”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Agreement. Pursuant to the Agreement, and provided that I have satisfied the Conditions, I am required to execute this certificate, which updates the release of claims set forth in Section 5 of the Agreement (this “Certificate”), in order to be eligible to receive or retain the Retention Bonus, the Severance Benefits, the Accelerated Vesting, if applicable, and the Extended Exercise Period. I understand that I may not sign this Certificate until on or after the Date of Termination and that I must return it to the Company within seven (7) days after the Date of Termination as set forth below.

I, therefore, agree as follows:

1.
A copy of this Certificate was attached to the Agreement as Exhibit A.
2.
In consideration of the benefits contained in the Agreement, including but not limited to the Retention Bonus set forth in Section 1(f), the Severance Benefits set forth in Section 3 of the Agreement and the Extended Exercise Period set forth in Section 4 of the Agreement, for which I become eligible only if I sign this Certificate, I hereby extend the release of claims set forth in Section 5 of the Agreement to any and all Claims that arose after the date I signed the Agreement through the date I signed this Certificate, subject to all other exclusions and terms set forth in the Agreement.
3.
I have carefully read and fully understand all of the provisions of this Certificate, I knowingly and voluntarily agree to all of the terms set forth in this Certificate, and I acknowledge that in entering into this Certificate, I am not relying on any representation, promise or inducement made by the Company or its representatives with the exception of those promises contained in this Certificate and the Agreement.
4.
To receive or retain the Retention Bonus, the Severance Benefits and the Extended Exercise Period, I must return a signed, unmodified original or PDF copy of this Certificate so that it is received by Nina Thayer (nthayer@geminitherapeutics.com) within seven (7) days after the Date of Termination. If I do not sign the Certificate, my employment will end and I will not be entitled to, or will forfeit my right to retain, the Retention Bonus, the Severance Benefits or the Extended Exercise Period set forth in the Agreement. This Certificate shall become effective on the date that the Company receives an executed copy of the Certificate within the time frame set forth above (the “Effective Date of the Certificate”).
5.
I agree that this Certificate is part of the Agreement.

_______________________________ _______________________________

Samuel Barone, M.D. Date